                                                                    EXHIBIT 10.1

================================================================================




                                CREDIT AGREEMENT


                                  dated as of

                               September 13, 1999

                                     among

                               NMT MEDICAL, INC.,
                                NMT HEART, INC.,
                             NMT INVESTMENTS CORP.,
                    NMT NEUROSCIENCES (INTERNATIONAL), INC.,
                         NMT NEUROSCIENCES (US), INC.,
                         NMT NEUROSCIENCES (IP), INC.,
                  NMT NEUROSCIENCES INNOVASIVE SYSTEMS, INC.,
                                  as Borrowers

                                      and

                         BROWN BROTHERS HARRIMAN & CO.,
                                   as Lender




================================================================================

                              TABLE OF CONTENTS
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ARTICLE I      Definitions.....................................................................................  1
     SECTION 1.01.  Defined Terms..............................................................................  1
     SECTION 1.02.  Terms Generally............................................................................  9
     SECTION 1.03.  Accounting Terms; GAAP..................................................................... 10

ARTICLE II     The Credit...................................................................................... 10
     SECTION 2.01.  Commitment................................................................................. 10
     SECTION 2.02.  Note....................................................................................... 10
     SECTION 2.03.  Requests for Revolving Borrowings.......................................................... 10
     SECTION 2.04.  Letters of Credit.......................................................................... 11
     SECTION 2.05.  Funding of Borrowings...................................................................... 13
     SECTION 2.06.  Termination and Reduction of Commitment.................................................... 13
     SECTION 2.07.  Repayment of Loans; Evidence of Debt....................................................... 14
     SECTION 2.08.  Prepayment of Loans........................................................................ 14
     SECTION 2.09.  Fees....................................................................................... 14
     SECTION 2.10.  Interest................................................................................... 15
     SECTION 2.11.  Increased Costs............................................................................ 15
     SECTION 2.12.  Taxes...................................................................................... 16
     SECTION 2.13.  Payments Generally......................................................................... 17
     SECTION 2.14.  Senior Status of Obligations............................................................... 17

ARTICLE III    Representations and Warranties.................................................................. 17
     SECTION 3.01.  Organization; Powers....................................................................... 17
     SECTION 3.02.  Authorization; Enforceability.............................................................. 17
     SECTION 3.03.  Governmental Approvals; No Conflicts....................................................... 18
     SECTION 3.04.  Financial Condition; No Material Adverse Change............................................ 18
     SECTION 3.05.  Properties................................................................................. 18
     SECTION 3.06.  Litigation and Environmental Matters....................................................... 19
     SECTION 3.07.  Compliance with Laws and Agreements........................................................ 19
     SECTION 3.08.  Investment and Holding Company Status...................................................... 19
     SECTION 3.09.  Taxes...................................................................................... 19
     SECTION 3.10.  ERISA...................................................................................... 20
     SECTION 3.11.  Disclosure................................................................................. 20
     SECTION 3.12.  Year 2000.................................................................................. 20

ARTICLE IV     Conditions...................................................................................... 21
     SECTION 4.01.  Effective Date............................................................................. 21
     SECTION 4.02.  Each Credit Event.......................................................................... 22
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                                      (i)

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ARTICLE V      Affirmative Covenants........................................................................... 22
     SECTION 5.01.  Financial Statements and Other Information................................................. 22
     SECTION 5.02.  Notices of Material Events................................................................. 24
     SECTION 5.03.  Existence; Conduct of Business............................................................. 24
     SECTION 5.04.  Payment of Obligations..................................................................... 24
     SECTION 5.05.  Maintenance of Properties; Insurance....................................................... 25
     SECTION 5.06.  Books and Records; Inspection Rights....................................................... 25
     SECTION 5.07.  Compliance with Laws....................................................................... 25
     SECTION 5.08.  Use of Proceeds and Letters of Credit...................................................... 25
     SECTION 5.09.  Receipt of Proceeds from French Credit Agreement........................................... 25
     SECTION 5.10.  Grant of Mortgage on Real Property......................................................... 25
     SECTION 5.11.  Subsidiary Guarantees...................................................................... 25

ARTICLE VI     Negative Covenants.............................................................................. 26
     SECTION 6.01.  Indebtedness............................................................................... 26
     SECTION 6.02.  Liens...................................................................................... 27
     SECTION 6.03.  Fundamental Changes........................................................................ 28
     SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.................................. 28
     SECTION 6.05.  Hedging Agreements......................................................................... 29
     SECTION 6.06.  Restricted Payments........................................................................ 29
     SECTION 6.07.  Transactions with Affiliates............................................................... 30
     SECTION 6.08.  Restrictive Agreements..................................................................... 30
     SECTION 6.09.  Financial Covenants........................................................................ 30

ARTICLE VII    Events of Default............................................................................... 32

ARTICLE VIII   Miscellaneous................................................................................... 34
     SECTION 8.01.  Notices.................................................................................... 34
     SECTION 8.02.  Waivers; Amendments........................................................................ 35
     SECTION 8.03.  Expenses; Indemnity; Damage Waiver......................................................... 35
     SECTION 8.04.  Successors and Assigns..................................................................... 36
     SECTION 8.05.  Survival; Nature of Obligations............................................................ 36
     SECTION 8.06.  Counterparts; Integration; Effectiveness................................................... 37
     SECTION 8.07.  Severability............................................................................... 37
     SECTION 8.08.  Right of Setoff............................................................................ 37
     SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of Process................................. 38
     SECTION 8.10.  WAIVER OF JURY TRIAL....................................................................... 38
     SECTION 8.11.  Headings................................................................................... 39
     SECTION 8.12.  Confidentiality............................................................................ 39
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                                     (ii)

SCHEDULES:
---------

Schedule 3.05 -- Patents and Patent Applications
Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Investments
Schedule 6.09(a) -- Net Funded Indebtedness and Adjusted Operating Cash Flow
                    Definitions
Schedule 6.09(b) -- Fixed Charge Coverage Definition


EXHIBITS:
--------

Exhibit A -- Form of Note
Exhibit B -- Form of Opinion of Borrowers' Counsel



                                     (iii)

     CREDIT AGREEMENT dated as of September 13, 1999, among NMT Medical, Inc., a Delaware corporation, NMT Heart, Inc., a Delaware corporation, NMT Investments Corp., a Massachusetts corporation, NMT NeuroSciences (International), Inc., a Delaware corporation, NMT NeuroSciences (US), Inc., a Delaware corporation, NMT NeuroSciences (IP), Inc., a Delaware corporation, and NMT Neurosciences Innovasive Systems, Inc., a Florida corporation, as Borrowers, and Brown Brothers Harriman & Co., as Lender.

     The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

      SECTION 1.01.  Defined Terms.  As used in this Agreement, the following
                     -------------
terms have the meanings specified below:

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Base Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

          "Availability Period" means the period from and including the
           -------------------
Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment.

          "Barclays Debt" means the outstanding Indebtedness of Spembly Medical
           -------------
Ltd. to Barclays Bank plc in the principal amount as of the date hereof of approximately (Pounds)180,000 pursuant to that certain Barclays Treasury Loan Facility, dated as of April 15, 1996, by and between Spembly Medical Ltd. and Barclays Bank plc.

          "Base Rate" means the rate of interest per annum publicly announced
           ---------
from time to time by Brown Brothers Harriman & Co. as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrowers" means NMT Medical, Inc., a Delaware corporation, NMT
           ---------
Heart, Inc., a Delaware corporation, NMT Investments Corp., a Massachusetts corporation, NMT NeuroSciences (International), Inc., a Delaware corporation, NMT NeuroSciences (US), Inc., a Delaware corporation, NMT NeuroSciences (IP), Inc., a Delaware corporation, and NMT Neurosciences Innovasive Systems, Inc., a Florida corporation.

          "Borrowing" means each Revolving Loan hereunder.
           ---------

          "Borrowing Request" means a request by any Borrower for a Revolving
           -----------------
Loan in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law to remain closed.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of NMT Medical, Inc.; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of NMT Medical, Inc. by Persons who were neither (i) nominated by the board of directors of NMT Medical, Inc. nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of NMT Medical, Inc. by any Person or group.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender (or, for purposes of Section 2.11(b), by any lending office of the Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means the commitment of the Lender to make Revolving
           ----------
Loans and to issue Letters of Credit hereunder. The initial amount of the Lender's Commitment is $5,000,000.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule 3.06.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Domestic Subsidiary" means each Subsidiary that is incorporated or
           -------------------
organized in the United States or any state or territory thereof.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 8.02).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excluded Taxes" means, with respect to the Lender or any other
           --------------
recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or applicable lending office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" of any Borrower means the chief financial officer,
           -----------------
principal accounting officer, treasurer or controller of such Borrower.

          "French Credit Agreement"  means that certain credit agreement, dated
           -----------------------
as of the date hereof, by and among NMT NeuroSciences Implants (France) SA, a French limited liability company, and NMT NeuroSciences Instruments (France) SARL, a French limited liability company, as Borrowers, and Brown Brothers Harriman & Co., as Lender.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Interest Payment Date" means the last day of each month, and the day
           ---------------------
that the Loans are required to be repaid.

          "LC Disbursement" means a payment made by the Lender pursuant to a
           ---------------
Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.

          "Lender" means Brown Brothers Harriman & Co., and any successors and
           ------
assigns thereof.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loans" means all loans made by the Lender to any Borrower pursuant to
           -----
this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Borrowers and the Subsidiaries taken as a whole, (b) the ability of the respective borrowers to perform any of their respective obligations under this Agreement or the French Credit Agreement or (c) a material portion of the rights of or benefits available to the Lender under this Agreement or the French Credit Agreement (other than as a result of any action taken or failed to be taken by the Lender).

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrowers or the Subsidiaries in an aggregate principal amount exceeding $100,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Borrower or Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means September 13, 2002.
           -------------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement (but expressly excluding Excluded Taxes).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Services, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of Brown Brothers Harriman & Co. or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) short term investment funds or instruments sponsored or managed by the Lender or selected as a short term investment by the Lender in its capacity as money manager for any Borrower or Subsidiary.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any shares of any class of capital stock of NMT Medical, Inc. or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of NMT Medical, Inc. or any option, warrant or other right to acquire any such shares of capital stock of NMT Medical, Inc.

          "Revolving Loan" means a Loan made pursuant to Section 2.03.
           --------------

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of NMT Medical, Inc.
           ----------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrowers of this Agreement, and the security documents and pledge agreements referred to in Article IV hereof, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "U.K. Lease" means the lease of Spembly Medical Ltd. for the premises
           ----------
located at Newbury Road, Andover, Hampshire SP104DR, United Kingdom.

          "Whitney Agreement" means the Subordinated Note and Common Stock
           -----------------
Purchase Agreement dated as of July 8, 1998, as amended, by and among NMT Medical, Inc. (f/k/a Nitinol Medical Technologies, Inc.), Whitney Subordinated Debt Fund, L.P. and J.H. Whitney & Co.

          "Whitney Notes" means the 10.101% Subordinated Promissory Notes due
           -------------
September 30, 2003 issued by NMT Medical, Inc. in the original principal amount of $20,000,000.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02.  Terms Generally.  The definitions of terms herein shall
                     ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly
                     ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or the Lender notifies the Borrowers that it requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTICLE II

                                  The Credit
                                  ----------

      SECTION 2.01.  Commitment.  Subject to the terms and conditions set forth
                     ----------
herein, the Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in the aggregate amount of all outstanding Revolving Loans plus the LC Exposure exceeding the Commitment. Within the foregoing limit and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02.  Note.  The obligations of the Borrowers hereunder with
                     ----
respect to all Revolving Loans shall be evidenced by a Note in the form of Exhibit A hereto made by each of the Borrowers.

      SECTION 2.03.  Requests for Revolving Borrowings.  To request a Revolving
                     ---------------------------------
Borrowing, the Borrowers shall notify the Lender of such request by telephone not later than 11:00 a.m., Boston time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Borrowing to finance the
                    --------
reimbursement of an LC Disbursement as contemplated by Section 2.04(d) may be given not later than 10:00 a.m., Boston time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrowers.

      SECTION 2.04.  Letters of Credit.
                     -----------------

          (a) General.  Subject to the terms and conditions set forth herein,
              -------
the Borrowers may request the issuance of Letters of Credit for their own account, in a form reasonably acceptable to the Lender, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Lender) to the Lender (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Lender, the Borrowers also shall submit a letter of credit application on the Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $500,000 and (ii) the sum of the total Revolving Loans and LC Exposure shall not exceed the total Commitment.

          (c) Expiration Date.  Each Letter of Credit shall expire at or prior
              ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that
                                                       --------  -------
if requested by the Borrowers a Letter of Credit shall automatically be renewed and extended for an additional year (but not beyond the date specified in clause
(ii) above) unless the Lender notifies the Borrowers of its refusal to so renew and extend such Letter of Credit within 30 days prior to the date such Letter of Credit would otherwise expire.

          (d) Reimbursement.  If the Lender shall make any LC Disbursement in
              -------------
respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement not later than 12:00 noon, Boston time, on the date that such LC Disbursement is made, if any Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Boston time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, Boston time, on the Business Day immediately following the day that any Borrower receives such notice; provided that the Borrowers may, subject to
                                   --------
the conditions to borrowing set forth herein, request in accordance with Section
2.03 that such payment be financed with
a Revolving Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Borrowing.

          (e) Obligations Absolute.  The Borrowers' obligation to reimburse LC
              --------------------
Disbursements as provided in paragraph (d) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder.
Neither the Lender nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not
                                         --------
be construed to excuse the Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the fullest extent permitted by applicable law) suffered by the Borrowers that are caused by the Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Lender, the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (f) Disbursement Procedures.  The Lender shall, promptly following its
              -----------------------
receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Lender shall promptly notify the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Lender has made or will make an LC Disbursement thereunder; provided
                                                                        --------
that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Lender with respect to any such LC Disbursement.

          (g) Interim Interest.  If the Lender shall make any LC Disbursement,
              ----------------
then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate provided for in Section 2.10(b). Interest accrued pursuant to this paragraph shall be for the account of the Lender.

          (h) Cash Collateralization.  If any Event of Default shall occur and
              ----------------------
be continuing, on the Business Day that the Borrowers receive notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall
         --------
become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of
Article VII. Such deposit shall be held by the Lender as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. All such deposits shall be invested, at the option of the Borrowers, in certificates of deposit issued by the Lender or in a Lender sponsored money market fund. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by and paid to the Lender as reimbursement for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy any other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.05.  Funding of Borrowings.  The Lender will make Loans
                     ---------------------
available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of any Borrower maintained with the Lender in Boston and designated by the Borrowers in the applicable Borrowing Request; provided
                                                                     --------
that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(d) shall be remitted to the Lender.

      SECTION 2.06.  Termination and Reduction of Commitment.
                     ---------------------------------------

          (a) Unless previously terminated, the Commitment shall terminate on the Maturity Date.

          (b) The Borrowers may at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall
                        --------
be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the sum of the outstanding amount of all Loans plus the LC Exposure would exceed the Commitment.

          (c) The Borrowers shall notify the Lender of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable.

      SECTION 2.07.  Repayment of Loans; Evidence of Debt.
                     ------------------------------------

          (a) The Borrowers hereby unconditionally promise to pay to the Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

          (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

          (c) The entries made in the accounts maintained pursuant to paragraph
(b) of this Section shall be prima facie evidence of the existence and amounts
                             ----- -----
of the obligations recorded therein; provided that the failure of the Lender to
                                     --------
maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

      SECTION 2.08.  Prepayment of Loans.  The Borrowers shall have the right at
                     -------------------
any time and from time to time to prepay without penalty any Borrowing in whole or in part.

      SECTION 2.09.  Fees.
                     ----

          (a) The Borrowers agree to pay to the Lender a nonusage fee, which shall accrue at the rate of 0.375% per annum on the average daily amount of any unused portion of the Commitment during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued nonusage fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof.
As used herein, usage of the Lender's Commitment includes Revolving Loans and LC Exposure. All nonusage fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

          (b) The Borrowers agree to pay to the Lender a fee with respect to all outstanding Letters of Credit, which shall accrue at the rate of 1.5% per annum on the average daily amount of the Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), as well as the Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Such fees shall be payable in advance upon the issuance of any Letter of Credit. All such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

          (c) The Borrowers agree to pay to the Lender a closing fee as set forth in the letter from it to NMT Medical, Inc. dated June 18, 1999.

      SECTION 2.10.  Interest.
                     --------

          (a) All Loans shall bear interest at the Alternate Base Rate.

          (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 4%.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that interest accrued pursuant to paragraph (b) of this Section shall
--------
be payable on demand.

          (d) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

      SECTION 2.11.  Increased Costs.
                     ---------------

          (a)  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender; or

               (ii) impose on the Lender any other condition affecting this Agreement or any Loans made by the Lender or any Letter of Credit issued hereunder;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

          (b) If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of this Agreement or the Loans made by the Lender, or the Letters of Credit issued by the Lender, to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender's policies with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

          (c) A certificate of the Lender setting forth in reasonable detail the basis for any such additional payment and the amount or amounts necessary to compensate the Lender as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.
The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that any such demand shall be made within 90
                          --------
days of the event or condition giving rise to the demand on which it is based.

      SECTION 2.12.  Taxes.
                     -----

          (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be
                                      --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrowers shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrowers shall indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

      SECTION 2.13.  Payments Generally.
                     ------------------

          (a) The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.11 or 2.12, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices in Boston, Massachusetts, except that payments pursuant to Sections 2.11, 2.12 and 8.03 shall be made directly to the Persons entitled thereto. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, unreimbursed LC Disbursements, and interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder.

      SECTION 2.14.  Senior Status of Obligations.  All rights of the Lender
                     ----------------------------
with respect to the payment and performance of all obligations of the Borrowers hereunder of every kind and description, whether now existing or hereafter arising, shall be senior to all rights of the holders of the Whitney Notes, and such rights of the Lender shall not be subordinated in right of payment to any other Indebtedness of any Borrower or Subsidiary.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

     The Borrowers represent and warrant to the Lender that (provided that, for
                                                             --------
purposes of the Borrowers making the following representations and warranties as of the date hereof only, the term "Subsidiary" shall in no event include Image Technology Corp.):

      SECTION 3.01  Organization; Powers.  Each of the Borrowers and the
                    --------------------
Subsidiaries is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02.  Authorization; Enforceability.  The Transactions to be
                     -----------------------------
entered into by the respective Borrowers are within each of the respective Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03  Governmental Approvals; No Conflicts.  The Transactions (a)
                    ------------------------------------
do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or Subsidiary.

      SECTION 3.04.  Financial Condition; No Material Adverse Change.
                     -----------------------------------------------

          (a) The Borrowers have heretofore furnished to the Lender the consolidated balance sheet and statements of income, stockholders equity and cash flows of NMT Medical, Inc. and its Subsidiaries (i) as of and for each of the last three fiscal years ended December 31, 1998, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of NMT Medical, Inc. and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since December 31, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of NMT Medical, Inc. and its Subsidiaries taken as a whole.

      SECTION 3.05.  Properties.
                     ----------

          (a) Each of the Borrowers and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrowers and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrowers and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Attached hereto as Schedule 3.05 is a complete and accurate list of all of the patents and patent applications owned by the Borrowers as of the date hereof.

      SECTION 3.06.  Litigation and Environmental Matters.
                     ------------------------------------

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower or Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Borrowers
                     -----------------------------------
and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08.  Investment and Holding Company Status.  No Borrower or
                     -------------------------------------
Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09.  Taxes.  Each of the Borrowers and the Subsidiaries has
                     -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or Subsidiary, as the case may be, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10  ERISA.  No ERISA Event has occurred or is reasonably
                    -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.11  Disclosure.  The Borrowers have disclosed to the Lender all
                    ----------
agreements, instruments and corporate or other restrictions to which any of them or any Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than any such information provided in draft or preliminary form) furnished by or on behalf of the Borrowers to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken together, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 --------
with respect to projected financial information or other information provided in estimated form, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.12.  Year 2000.  Any reprogramming required to permit the proper
                     ---------
functioning, in and following the year 2000, of (i) the Borrowers' and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which any of the Borrower's or Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 1999. The cost to the Borrowers and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers and the Subsidiaries to conduct their respective businesses without Material Adverse Effect.

                                  ARTICLE IV

                                  Conditions
                                  ----------

      SECTION 4.01.  Effective Date.  The obligations of the Lender to make
                     --------------
Loans and issue Letters of Credit hereunder shall not become effective until the date on which (x) each of the following conditions is satisfied (or waived in accordance with Section 8.02) and (y) each of the conditions set forth in
Section 4.01 of the French Credit Agreement is satisfied (or waived in accordance with the terms thereof):

          (a) The Lender (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Lender shall have received a favorable written opinion (addressed to the Lender and dated the Effective Date) of Hale and Dorr LLP, counsel for the Borrowers, substantially in the form of Exhibit B, and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Lender shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

          (c) The Lender shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers and the Subsidiaries, this Agreement or the Transactions, all in form and substance satisfactory to the Lender and its counsel.

          (d) The Lender shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of the Borrowers, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Lender shall have received security documents in form and substance satisfactory to it from each of the Borrowers granting to the Lender a first priority Lien on all of their assets (subject to Liens permitted hereunder), other than any owned real property.

          (f) The Lender shall have received pledge agreements (together with the pledged stock certificates and related stock powers executed in blank) in form and substance satisfactory to it pursuant to which the Lender shall receive a first priority Lien on all outstanding shares or interests of the Subsidiaries held by the Borrowers; provided that the pledge by any
                                         --------
     Borrower of any voting stock or interests in any Subsidiary that is not a Domestic Subsidiary shall be limited to sixty-five percent (65%) of such voting stock or interests.

          (g) The Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          (h) The Whitney Agreement and the Whitney Notes shall have been amended in form and substance satisfactory to the Lender and all collateral securing the Whitney Notes shall have been released and terminated;

     provided that, pursuant to a collateral agency agreement in form and
     --------
     substance satisfactory to the Lender, the security interests in certain foreign patents as in effect on the date hereof shall be maintained solely on behalf of the Lender.

          (i) All of the collateral securing the Barclays Debt shall have been released and terminated, other than the U.K. Lease.

      SECTION 4.02.  Each Credit Event.  The obligation of the Lender to make a
                     -----------------
Loan on the occasion of any Borrowing or to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

     Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lender that:

      SECTION 5.01.  Financial Statements and Other Information. The Borrowers
                     ------------------------------------------
will furnish to the Lender:

          (a) within 90 days after the end of each fiscal year of NMT Medical, Inc., its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of NMT Medical, Inc. and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of NMT Medical, Inc., its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of NMT Medical, Inc. and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrowers (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
     Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by NMT Medical, Inc. with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by NMT Medical, Inc. to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers and the Subsidiaries, or compliance with the terms of this Agreement, as the Lender may reasonably request.

      SECTION 5.02.  Notices of Material Events.  The Borrowers will furnish to
                     --------------------------
the Lender prompt written notice of the following:

          (a) the occurrence of any Default hereunder, including, without limitation, as a result of any Default under the French Credit Agreement;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower or Subsidiary in an aggregate amount exceeding $25,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrowers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03.  Existence; Conduct of Business.  Each of the Borrowers
                     ------------------------------
will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
                                --------
any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.04.  Payment of Obligations.  Each of the Borrowers will, and
                     ----------------------
will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or Subsidiary, as the case may be, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and any other applicable standards for any Subsidiary that is not a Domestic Subsidiary and
(c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.05.  Maintenance of Properties; Insurance.  Each of the
                     ------------------------------------
Borrowers will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      SECTION 5.06.  Books and Records; Inspection Rights.  Each of the
                     ------------------------------------
Borrowers will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of the Borrowers will, and will cause each of the Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.07  Compliance with Laws.  Each of the Borrowers will, and will
                    --------------------
cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.08.  Use of Proceeds and Letters of Credit.  The proceeds of the
                     -------------------------------------
Loans will be used only for the prepayment and retirement of $3,000,000 of the Whitney Notes and the balance for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for the payment of suppliers and for other purposes satisfactory to the Lender.

      SECTION 5.09.  Receipt of Proceeds from French Credit Agreement.  The
                     ------------------------------------------------
proceeds of the loans made by the Lender under the French Credit Agreement to the Subsidiaries parties thereto, which are received by any Borrower, directly or indirectly, as dividends, payment of existing indebtedness or otherwise, will be used only toward the prepayment and retirement of the Whitney Notes.

     SECTION 5.10.  Grant of Mortgage on Real Property.  At any time upon the
                    ----------------------------------
request of the Lender, the Borrowers will (within 10 days following such request) grant to the Lender a first priority mortgage (subject to such customary zoning, easement, tax and other interests and encumbrances which do not in the aggregate materially decrease the value of or restrict the marketability of such property) on any and all real property now owned or hereafter acquired by any Borrower. In connection therewith, the Borrowers will also provide (within 60 days following such request) to the Lender customary title insurance, surveys, zoning documents and other closing documents.

      SECTION 5.11.  Subsidiary Guarantees.  At any time upon the request of the
                     ---------------------
Lender, the Borrowers will, within a reasonable period after such request, cause any Subsidiary that is not a Domestic Subsidiary to execute a guarantee, in form and substance satisfactory to the Lender, pursuant to which such

Subsidiary shall guarantee the payment and performance by the Borrowers of their obligations hereunder; provided that such guarantee shall be limited in amount
                       --------
and otherwise in a form which does not create any adverse U.S. tax consequences to the Borrowers in the reasonable judgment of the Borrowers' tax advisors.


                                  ARTICLE VI

                              Negative Covenants
                              ------------------

     Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lender that:

      SECTION 6.01  Indebtedness.  The Borrowers will not, and will not permit
                    ------------
any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder;

          (b) Indebtedness existing on the date hereof and set forth in Schedule
     6.01 and, except as set forth in clauses (f) and (g) of this Section 6.01, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of any Borrower to any Borrower or Subsidiary;

          (d) Guarantees existing on the date hereof and set forth in Schedule 6.01, and extensions, renewals and replacements of such Guarantees that do not increase the outstanding amount so guaranteed, and any Guarantee of the Whitney Notes by any Subsidiary executed after the date hereof; provided
                                                                     --------
     that (i) such Guarantee shall be in form and substance satisfactory to the Lender, (ii) such Guarantee shall be subordinate and junior to the Indebtedness created hereunder and under the French Credit Agreement (and any Guarantee thereof by any Borrower or Subsidiary) and (ii) such Subsidiary shall have guaranteed the Indebtedness created hereunder and, to the extent permitted by applicable law, under the French Credit Agreement;

          (e) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days
     --------
     after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $300,000 at any time outstanding;

          (f) the Barclays Debt, but no extensions, renewals or replacements thereof;

          (g) the Whitney Notes, but no extensions, renewals or replacements thereof; and provided that the Borrowers may not prepay the Whitney Notes
                  --------
     in whole or in part (other than on the Effective Date in the principal amount of up to $14,000,000 and in accordance with the terms hereof and of that certain Guarantee, dated as of the date hereof, made by the Borrowers with respect to the indebtedness of certain Subsidiaries under the French Credit Agreement) without the prior written consent of the Lender;

          (h) Indebtedness in an aggregate principal amount of up to $1,200,000 to be extended after the date hereof to NMT NeuroSciences Implants (France) SA by CIC Lyonnaise De Banque upon such terms and conditions as shall be approved by the Lender, which approval shall not be unreasonably withheld, and solely for the lease of computer equipment, but no extensions, renewals or replacements thereof; and

          (i)  Indebtedness created under the French Credit Agreement and any
     Guarantee   of such Indebtedness by any Borrower or Subsidiary, and
     extensions, renewals and replacements of such Indebtedness and Guarantees.

      SECTION 6.02.  Liens.  The Borrowers will not, and will not permit any
                     -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) any Lien on any property or asset of any Borrower or Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that
                                                                 --------
     (i) such Lien shall not apply to any other property or asset of any Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and, except as otherwise set forth herein, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or Subsidiary; provided that (i) such security interests
                                    --------
     secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Borrower or Subsidiary;

          (d) Liens on any fixed assets (other than real property) owned or acquired after the date hereof by NMT NeuroSciences Implants (France) SA; provided that (i) such security interests
     --------
     secure only the Indebtedness permitted by clause (h) of Section 6.01 and
     (ii) such security interests shall not apply to any other property or assets of any Borrower or Subsidiary; and

          (e) Liens in favor of the Lender securing the Indebtedness hereunder and the Indebtedness permitted by clause (i) of Section 6.01.

      SECTION 6.03. Fundamental Changes.
                    -------------------

          (a) The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Borrower may merge into any other Borrower, (ii) any Borrower or Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any Borrower, (iii) any Borrower (other than NMT Medical, Inc.) may merge with any other Person in connection with an acquisition permitted by Section 6.04 as long as such Borrower is the surviving corporation, (iv) any Person in connection with an acquisition permitted under Section 6.04 or any Subsidiary may merge into any Borrower as long as such Borrower is the surviving corporation and (v) any Borrower (other than NMT Medical, Inc.) or any Subsidiary may liquidate or dissolve if such Borrower or Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of its stockholders and is not disadvantageous to the Lender. No Borrower shall, or shall permit any Subsidiary to, create, form or acquire any subsidiary without the prior written consent of the Lender; provided that any Borrower may create, form or acquire a
                       --------
Domestic Subsidiary if such Borrower notifies the Lender in writing at least 30 days in advance thereof and, effective on the date it is created, formed or acquired, such Domestic Subsidiary becomes a Borrower hereunder, it guarantees the Indebtedness created under the French Credit Agreement, it grants the Lender a perfected first priority Lien in all of its assets, and all of its capital stock is pledged on a perfected first priority basis to the Lender.

          (b) The Borrowers will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the general type conducted by the Borrowers and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

      SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.
                    ---------------------------------------------------------
The Borrowers will not, and will not permit any Subsidiary to, purchase, hold or acquire any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b)  investments by any Borrower or Subsidiary existing on the date
hereof   in the capital stock of its subsidiaries;

          (c) loans or advances made by any Borrower or Subsidiary to any Borrower or, with notice as promptly as practicable to the Lender, to any borrower under the French Credit Agreement;

          (d) Guarantees constituting Indebtedness permitted by Section 6.01;

          (e)  acquisitions by any Borrower as long as (i) the acquired assets
     are used for,   or the acquired Person is engaged in, businesses of the
     type conducted by the Borrowers on the date hereof or businesses reasonably related thereto, (ii) if such acquisition involves the formation or acquisition by any Borrower of any Person that becomes a Subsidiary as a result of or in connection with such acquisition, then such Subsidiary must be a wholly-owned Domestic Subsidiary and it must, prior to or simultaneously with such acquisition, execute and deliver to the Lender (A) documentation causing it to become a Borrower hereunder, (B) a guarantee of the Indebtedness created under the French Credit Agreement, (C) security documents giving the Lender a first priority perfected Lien in all of its assets, and (D) documentation giving to the Lender perfected first priority pledge of all of its outstanding capital stock, in each case in form and substance satisfactory to the Lender and its counsel, (iii) immediately before and immediately after such acquisition, no Default will occur or exist and (iv) the Borrowers give the Lender written notice thereof at least 20 days in advance of such acquisition;

          (f) investments by any Borrower or Subsidiary existing on the date hereof and set forth in Schedule 6.04; provided that the amount of any
                                            --------
     such investment made by such Borrower or Subsidiary shall not increase after the date hereof; and

          (g)  investments by any Borrower in Image Technology Corp. after the
     date   hereof in a maximum aggregate amount which, when added to the amount by which trade payables paid by any Borrower on behalf of Image Technology Corp. exceeds trade receivables of Image Technology Corp. collected by any Borrower, does not at any time exceed $200,000.

      SECTION 6.05. Hedging Agreements.  The Borrowers will not, and will not
                    ------------------
permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrowers or the Subsidiaries are exposed in the conduct of their business or the management of their liabilities.

      SECTION 6.06. Restricted Payments.  The Borrowers will not, and will not
                    -------------------
permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, and (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock to any Borrower or Subsidiary.

      SECTION 6.07. Transactions with Affiliates.  The Borrowers will not sell,
                    ----------------------------
lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or the Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties, and (b) any other transaction permitted by this Agreement.

      SECTION 6.08. Restrictive Agreements.  The Borrowers will not, and will
                    ----------------------
not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or to Guarantee Indebtedness of any Borrower or any Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions
--------
imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      SECTION 6.09. Financial Covenants.
                    -------------------

          (a) Total Leverage Test.  The Borrowers shall not permit the ratio of
              -------------------
consolidated Net Funded Indebtedness of NMT Medical, Inc. and its consolidated Subsidiaries as of the last day of any calendar quarter ending on the date or during any of the periods set forth below to consolidated Adjusted Operating Cash Flow of NMT Medical, Inc. and its consolidated Subsidiaries for the twelve
(12) month period ending on the last day of such calendar quarter to be greater than the ratio set forth below for such period:


               Date or Period                    Ratio
               --------------                    -----
            September 30, 1999                  4.0:1.00
            December 31, 1999                   3.0:1.00
            January 1, 2000 and thereafter      2.5:1.00

     "Net Funded Indebtedness" and "Adjusted Operating Cash Flow" will be
      -----------------------       ----------------------------
calculated as illustrated on Schedule 6.09(a).

          (b) Fixed Charge Coverage.  The Borrowers shall not permit
              ---------------------
consolidated Fixed Charge Coverage of NMT Medical, Inc. and its consolidated Subsidiaries for any twelve (12) month period ending on the last day of a calendar quarter to be less than 1.50 to 1.00.

     "Fixed Charge Coverage" will be calculated as illustrated on Schedule
      ---------------------
6.09(b).

          (c) Current Ratio.  The Borrowers shall not permit the ratio of
              -------------
consolidated Current Assets of NMT Medical, Inc. and its consolidated Subsidiaries to consolidated Current Liabilities of NMT Medical, Inc. and its consolidated Subsidiaries as of the last day of any calendar quarter to be less than 1.25 to 1.00.

     As used herein, the following terms shall have the following meanings:

     "Current Assets" shall mean, at any date, the aggregate of the current
      --------------
assets of NMT Medical, Inc. and its consolidated Subsidiaries determined on a consolidated basis as of such date, as determined in accordance with GAAP.

     "Current Liabilities" shall mean, at any date, the aggregate of the current
      -------------------
liabilities of NMT Medical, Inc. and its consolidated Subsidiaries determined on a consolidated basis as of such date, as determined in accordance with GAAP;

provided that at all times all outstanding Loans hereunder and under the French
--------
Credit Agreement shall be deemed to be Current Liabilities.

          (d) Tangible Net Worth.  The Borrowers shall not permit Consolidated
              ------------------
Tangible Net Worth of NMT Medical, Inc. and its consolidated Subsidiaries as of the last day of any calendar quarter during any of the periods set forth below to be less than the amount set forth below for such period:


                          Period                                Amount
                          ------                                ------
   September 30, 1999 to and including December 30, 1999      $16,250,000
   December 31, 1999 to and including December 30, 2000       $17,750,000
   December 31, 2000 to and including December 30, 2001       $21,000,000
   December 31, 2001 and thereafter                           $25,000,000

As used herein, the term "Consolidated Tangible Net Worth" means (a) the total
                          -------------------------------
assets of NMT Medical, Inc. and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP, minus (b) the total liabilities of
                                             -----
NMT Medical, Inc. and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP, minus (c) the total book value of all assets
                                    -----
of NMT Medical, Inc. and its consolidated Subsidiaries properly classified as intangible assets in accordance with GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, minus (d) all
                                                                -----
amounts representing any write-up in the book value of any assets of NMT Medical, Inc. and its consolidated Subsidiaries resulting from a revaluation thereof subsequent to the date hereof, minus (e) to the extent otherwise includable in
                               -----
the computation of Consolidated Tangible Net Worth, any subscriptions receivable, minus (f) all amounts representing any ownership interest in Image
            -----
Technology Corp.; provided, however, that in calculating Consolidated Tangible
                  --------  -------
Net Worth no effect shall be given to any foreign currency translations.


                                  ARTICLE VII

                               Events of Default
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Borrower or, if applicable, Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to such Borrower's existence), 5.08, 5.09, 5.10 or 5.11 or in Article VI;

          (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Borrowers;

          (f) any Borrower or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (unless such payment is disputed in good faith and with a reasonable basis and the holder of such Material Indebtedness is not exercising any rights to enforce such payment);

          (g) any event or condition occurs that results in the acceleration of the maturity of or any default or event of default occurring or being declared with respect to any Material Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Borrower or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Borrower or Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against any Borrower or Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or Subsidiary to enforce any such judgment and such attachment shall not be dissolved within 60 days thereafter;

          (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower or Subsidiary in an aggregate amount exceeding (i) $25,000 in any year or (ii) $100,000 for all periods;

          (m)  a Change in Control shall occur;

          (n) any security document executed and delivered in connection herewith shall cease to be in full force and effect, or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby, superior and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in such security document);

          (o) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in any security document executed and delivered in connection herewith beyond applicable notice and cure periods; or

          (p) an Event of Default (as defined therein) shall have occurred under the French Credit Agreement;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

      SECTION 8.01. Notices.  Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it at 27 Wormwood Street, Boston, Massachusetts 02210-1625, Attention of Chief Financial Officer (Telecopy No. 617-737-0924), with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention of Steven D. Singer, Esq. (Telecopy No. 617-526-5000); and

          (b) if to the Lender, to Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661, Attention of Victoria W. Evans, Assistant Manager (Telecopy No. 617-772-1138), with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109-2881, Attention of Raymond C. Zemlin, P.C. (Telecopy No. 617-523-1231);

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 8.02  Waivers; Amendments.
                    -------------------

          (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Lender and the Borrowers.

      SECTION 8.03. Expenses; Indemnity; Damage Waiver.
                    ----------------------------------

          (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrowers shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold
                                                 ----------
each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or Subsidiary, or any Environmental Liability related in any way to any Borrower or Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (d) All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

      SECTION 8.04. Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      SECTION 8.05. Survival; Nature of Obligations.  All covenants, agreements,
                    -------------------------------
representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be joint and several obligations of all of the Borrowers, and shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitment has not expired or terminated. The provisions of Sections 2.11, 2.12 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitment or the termination of this Agreement or any provision hereof.

      SECTION 8.06. Counterparts; Integration; Effectiveness.  This Agreement
                    ----------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other documents contemplated hereby and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 8.07. Severability.  Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 8.08. Right of Setoff.  If an Event of Default shall have occurred
                    ---------------
and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which it may have.

      SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------

          (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

          (b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Superior Court of the Commonwealth of Massachusetts sitting in Suffolk County and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts or, to the extent permitted by law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 8.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 8.11. Headings.  Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 8.12. Confidentiality.  The Lender agrees to maintain the
                    ---------------
confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section, "Information" means all information received from the Borrowers or
               -----------
any Subsidiary relating to the Borrowers and the Subsidiaries or their businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrowers or such Subsidiary; provided that, in the case of information received from the Borrowers or any
--------
Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 NMT MEDICAL, INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 NMT HEART, INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 NMT INVESTMENTS CORP.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 NMT NEUROSCIENCES
                                 (INTERNATIONAL), INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 NMT NEUROSCIENCES (US), INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President

                                 NMT NEUROSCIENCES (IP), INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 NMT NEUROSCIENCES
                                 INNOVASIVE SYSTEMS, INC.


                                 By: /s/ Thomas M. Tully
                                    ---------------------------
                                    Name: Thomas M. Tully
                                    Title: President


                                 BROWN BROTHERS HARRIMAN & CO.


                                 By: /s/ A. Heaton Robertson
                                    -------------------------------
                                    Name: A. Heaton Robertson
                                    Title: Partner